UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2017
(Date of earliest event reported)

Wabash National Corporation

 (Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana	47905	765-771-5310
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 8, 2017, Wabash National Corporation (the “Company”), Supreme Industries, Inc. (“Supreme”), and Redhawk Acquisition Corporation, a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), for the acquisition of Supreme by the Company.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of Class A common stock, par value $0.10 per share and Class B common stock, par value $0.10 per share, of Supreme (collectively, the “Shares”), at a purchase price of $21.00 per Share in cash (the “Offer Price”), without interest. The Offer will initially expire at 12:01 a.m. (New York City time) on the date that is twenty-six (26) business days following the commencement of the Offer. Under certain circumstances, Merger Sub may be required to extend the Offer on one or more occasions in accordance with the terms set forth in the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Merger Sub will not be required to extend the Offer beyond the End Date (as defined below), and may not extend the Offer beyond the End Date without the prior written consent of Supreme.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including that the number of Shares validly tendered in the Offer and not properly withdrawn prior to the expiration of the Offer, together with the number of Shares, if any, then owned by Company, Merger Sub and any Subsidiary or affiliate of the Company or Merger Sub, taken as a whole (but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” as defined in Section 251(h) of the Delaware Generation Corporation Law by the depositary for the Offer pursuant to such procedures), constitutes at least one Share more than one-half (1/2) of all Shares outstanding as of the consummation of the Offer (the “Minimum Tender Condition”).

As soon as practicable following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Merger Sub will merge with and into Supreme (the “Merger”), with Supreme surviving as a wholly-owned subsidiary of the Company. Merger Sub will effect the Merger after consummation of the Offer pursuant to Section 251(h) of the Delaware Generation Corporation Law. At the effective time of the Merger, the Shares not purchased pursuant to the Offer (other than Shares held by the Company, Supreme, Merger Sub or any of their respective wholly owned subsidiaries or by stockholders of Supreme who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive an amount in cash equal to the Offer Price, without interest, subject to any required withholding of taxes.

The Merger Agreement contains customary representations and warranties of Supreme, the Company and Merger Sub. Additionally, the Merger Agreement contains customary pre-closing covenants, including covenants requiring Supreme to (i) conduct its business in the ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve its assets, relationships, and to retain the services of its key officers and employees, and (iii) take no action that would adversely affect or materially delay regulatory approval. The Merger Agreement provides that each party will use reasonable best efforts to take all actions reasonably necessary, proper or advisable to consummate the Offer and Merger and the other transactions contemplated by the Merger Agreement. Supreme has also agreed, subject to applicable law, not to take certain actions during the period prior to closing without the Company’s consent, which consent shall not be unreasonably withheld, delayed or conditioned, including entry into certain agreements, certain capital expenditures and making of certain payments. In addition the Merger Agreement requires that Supreme covenant to not solicit proposals relating to alternative transactions, waive any standstill agreement or, subject to certain exceptions, enter into discussions concerning or provide non-public information in connection with alternative transactions. However, Supreme may seek clarification of any of the terms and conditions of an acquisition proposal it receives and, if the board of directors of Supreme determines in good faith, after consultation with legal counsel and financial advisors, that such acquisition proposal would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and, after consultation with legal counsel, that the failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties to the stockholders of the Company under applicable law, may provide information to, and enter into discussions or negotiations with, third parties with respect to such unsolicited acquisition proposal. The Merger Agreement also provides that the Board of Directors of Supreme may not withdraw or change its recommendation of the Offer, approve or recommend any alternative acquisition proposal or enter into any agreement with respect to any alternative acquisition proposal unless the Board determines in good faith (after consultation with legal and financial advisors) that an alternative acquisition proposal constitutes a Superior Proposal, or that certain material events or circumstances relating to the business prospects of Supreme have occurred, but only if (A) the Board determines in good faith (after consultation with legal advisors) that the failure to take such action would reasonably be expected to result in a breach of its fiduciary duties to the stockholders under applicable law, (B) the Board provides the Company with at least four business days’ advance written notice (provided however, that during the five business days prior to the initial expiration date of the Offer, the period for notice shall be reduced to two business days), and (C) during such four business day period (or, where applicable, such two business day period) the Board negotiates in good faith with the Company on an amendment to the Merger Agreement so as to enable the Board to proceed with its recommendation of the Merger Agreement.

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Consummation of the Offer is subject to customary conditions, including, among others, the Minimum Tender Condition, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the completion of a marketing period for the Company’s financing, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) or governmental order delaying or preventing the acceptance of the Shares or otherwise prohibiting the transaction, performance by Supreme of its covenants and the continued accuracy of representations and warranties, subject to certain materiality standards. Consummation of the Offer and Merger are not subject to a financing condition.

The Merger Agreement also provides for certain mutual termination rights of the Company and Supreme, including the right of either party to terminate the Merger Agreement if the Offer is not consummated by November 6, 2017 (the “End Date”), subject to extension for thirty (30) days if all conditions to the Offer have been satisfied or waived (other than those conditions that by their nature can only be satisfied at the expiration of the Offer, provided that such conditions are reasonably capable of being satisfied) other than the applicable waiting period under the HSR Act having expired or been terminated. Either party may also terminate the Merger Agreement if there shall be any applicable law that makes consummation of the Offer or Merger illegal or otherwise prohibited or a final non-appealable order of a governmental authority of competent jurisdiction restraining or otherwise prohibiting consummation of the transactions contemplated under the Merger Agreement.

In addition, the Company may terminate the Merger Agreement if the Supreme board of directors withdraws, modifies or changes its recommendation of the Offer or Merger in a manner adverse to the Company or Merger Sub, or Supreme breaches its nonsolicitation obligations in any material respect. If the Merger Agreement is terminated by the Company under these circumstances, then Supreme shall be obligated to pay the Company a fee equal to $12,751,000 (the “Supreme Termination Fee”). Supreme may also terminate the Merger Agreement prior to consummation of the Offer if the Supreme board of directors decides to do so in order to enter into an agreement to effect a transaction it deems to be Superior Proposal, subject to payment of the Supreme Termination Fee. Further, if a third party has made certain proposals to acquire Supreme and the Merger Agreement is terminated (i) by the Company or Supreme if the Merger has not been consummated by the End Date or (ii) by the Company due to an incurable material breach by Supreme, and within 12 months of such termination, Supreme consummates an acquisition proposal, then Supreme shall be obligated to pay the Supreme Termination Fee.

If Supreme terminates the Merger Agreement due to an incurable material breach by the Company, or if the Merger Sub fails to consummate the Offer when all conditions thereto are met, then the Company may be liable to pay Supreme a fee of $20,037,000 as liquidated damages (or Supreme may seek other damages or specific performance in lieu thereof).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

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Tender and Voting Agreements

Concurrently with the execution of the Merger Agreement, each of the executive officers and directors of Supreme and certain of the holders of Supreme’s Class B common stock entered into Tender and Voting Agreements (the “Tender and Voting Agreements”) with the Company and Merger Sub. Pursuant to the Tender and Voting Agreements, each of the signatories agreed to, among other things, tender, and not withdraw, their Shares of Supreme in the Offer and, if necessary, vote their shares in favor of the Merger and against any alternative acquisition proposal. As of August 8, 2017, approximately 19% of Supreme’s total outstanding Shares are subject to the Tender and Voting Agreements. The Tender and Voting Agreements terminate upon certain events, including any termination of the Merger Agreement in accordance with its terms and amendments to the Offer or Merger that reduce the Offer Price or change the form of consideration payable in the Offer or the Merger.

The foregoing description of the Tender and Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Tender and Voting Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Financing the Merger

On August 8, 2017, the Company entered into a bridge facility commitment letter (the “Commitment Letter”) pursuant to which Morgan Stanley Senior Funding, Inc. (“MSSF”), Wells Fargo Bank, National Association (“WFB”), Wells Fargo Securities, LLC (“WFS”) and Wells Fargo Capital Finance, LLC (“WFCF”; and together with MSSF, WFB and WFS, the “Commitment Parties”) committed to provide a $300 million senior unsecured bridge credit facility to finance the Offer and Merger (the “Bridge Facility”), which facility will mature 364 days after the closing of the Offer and Merger. It is expected that in lieu of borrowing all or a portion of the Bridge Facility, the Company will issue and sell senior unsecured high yield notes or enter into another similar long-term debt financing prior to consummation of the Offer and Merger. The Commitment Letter also provides for the commitment of the Commitment Parties to provide the Company with (i) a new asset-based revolving credit facility in the event that the Company is unable to amend its existing asset-based credit facility to permit the Offer and the Merger by the closing of the Offer and Merger, and (ii) an additional $188.5 million under the Bridge Facility to pay off the Company’s existing term loan facility in the event that the Company is unable to amend its existing term loan facility to permit the Offer and the Merger by the closing of the Offer and Merger. The commitment of the Lenders (as defined in the Commitment Letter) to provide the debt financings under the Commitment Letter is subject to customary conditions, including the absence of a Material Adverse Effect on Supreme having occurred, the execution of satisfactory documentation and other customary closing conditions.

The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Each of the Merger Agreement, Tender and Voting Agreements and the Commitment Letter has been included to provide investors with information regarding its terms. None is intended to provide any other factual information about the Company, Supreme or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement, Tender and Voting Agreements and the Commitment Letter were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, Tender and Voting Agreements and the Commitment Letter, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01	Regulation FD Disclosure

On August 8, 2017, the Company issued a press release announcing it had entered into the Merger Agreement. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

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Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s and Supreme’s current expectations or forecasts of future events. All statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s and Supreme’s outlooks for trailer, truck body and specialized vehicle shipments, backlogs, expectations regarding demand levels for trailers, truck bodies, specialized vehicles, non-trailer equipment and other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, growth and diversification strategies and expectations with regards to capital allocation, as well as statements regarding the expected timing and financing of the proposed acquisition. These and other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include uncertain economic conditions including the possibility that customer demands may not meet expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, including the availability of chassis, risks in implementing and sustaining improvements in the Company’s or Supreme’s manufacturing operations and cost containment efforts, changes in the costs or scope of certain regulatory actions, including product recalls, dependence on industry trends, timing and costs of indebtedness, the risk that the conditions to the offer or the merger set forth in the agreement and plan of merger will not be satisfied or waived, uncertainties as to the timing of the tender offer and merger, uncertainties as to how many Supreme stockholders will tender their stock in the offer, the risk that competing offers will be made, changes in either companies’ businesses during the period between now and the closing, the successful integration of Supreme into the Company’s business subsequent to the closing of the transaction, adverse reactions to the proposed transaction by customers, suppliers or strategic partners; dependence on key personnel and customers, reliance on proprietary technology; management of growth and organizational change, risks associated with litigation, and competitive actions in the marketplace.  Readers should review and consider the various disclosures made by the Company in this Current Report on Form 8-K and in each of the Company’s and Supreme’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

About the Tender Offer

THIS CURRENT REPORT ON FORM 8-K IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES OF SUPREME’S COMMON STOCK. THE TENDER OFFER DESCRIBED IN THIS DOCUMENT HAS NOT YET COMMENCED.

At the time the Offer is commenced, the Company and Merger Sub will file a Tender Offer Statement on Schedule TO with the SEC, and Supreme will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

The Offer, the related letter of transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Supreme at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available without charge at the SEC’s web site, at http://www.sec.gov. Free copies of these materials and certain other offering documents will be sent to Supreme’s stockholders by the information agent for the Offer.

SUPREME’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, INCLUDING ALL AMENDMENTS TO THOSE MATERIALS. SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of August 8, 2017, among Wabash National Corporation, Supreme Industries, Inc. and Redhawk Acquisition Corporation.

10.1	Form of Tender and Voting Agreement, dated as of August 8, 2017, among Wabash National Corporation, Redhawk Acquisition Corporation and each of the officers and directors and certain holders of Class B common stock party thereto.

10.2	Commitment Letter, dated as of August 8, 2017, by and among Wabash National Corporation, Morgan Stanley Senior Funding, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Capital Finance, LLC.

99.1	Press Release, dated August 8, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: August 9, 2017	By:	/s/ Jeffery L. Taylor
Jeffery L. Taylor
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 8, 2017, among Wabash National Corporation, Supreme Industries, Inc. and Redhawk Acquisition Corporation.

10.1	Form of Tender and Voting Agreement, dated as of August 8, 2017, among Wabash National Corporation, Redhawk Acquisition Corporation and each of the officers and directors and certain holders of Class B common stock party thereto.

10.2	Commitment Letter, dated as of August 8, 2017, by and among Wabash National Corporation, Morgan Stanley Senior Funding, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Capital Finance, LLC.

99.1	Press Release, dated August 8, 2017.

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